Exhibit 99.1

ENERGY SERVICES OF AMERICA ANNOUNCES SHARE REPURCHASE PROGRAM

Huntington, WV   August 3, 2018- Energy Services of America (the “Company” or “Energy Services”) (OTC QB: ESOA), parent company of C.J. Hughes Construction Company (“C.J. Hughes”) and Nitro Construction Services, Inc. (“Nitro”), announced that the Company’s Board of Directors authorized a share repurchase program (the “Share Repurchase Program” or “Program”), pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate repurchase not to exceed 10% of outstanding shares, or 1,423,984 shares. The Program will begin on August 15, 2018, when the Company is out of blackout, and will end on August 15, 2019.

The Share Repurchase Program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission. Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its shareholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance.  Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

Douglas Reynolds, President, commented on the announcement. “This Share Repurchase Program demonstrates the Board’s confidence in our Company’s future and our commitment to maximizing value for our shareholders. By using our strong balance sheet to reduce the number of outstanding shares, we can increase shareholder value, while maintaining sufficient resources to fund operations.”

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America

Contact: Douglas Reynolds, President

304-522-3868